Exhibit 99.1

1075 South Boulder Road, Suite 205 Louisville, Colorado 80027 Tel: 303-665-4200 Fax: 303-665-5955 www.ctaintegrated.com

♦NEWS♦

FOR IMMEDIATE RELEASE:  May 13, 2008

CONTACT:	Jacobs Entertainment, Inc.
Stephen R. Roark, President
303-215-5201

Jacobs Entertainment, Inc. Reports First Quarter Results

GOLDEN, Colorado – May 13, 2008 – Jacobs Entertainment, Inc. (“JEI”), an owner and operator of multiple gaming properties, today announced unaudited financial results for its first quarter ended March 31, 2008.

Net revenues for the first quarter of 2008 were $87.0 million compared to $84.6 million in the first quarter of the previous year.  Net income for the first quarter of 2008 was $911 thousand compared to $2.5 million in the same quarter of the previous year.

Jacobs Entertainment, Inc. will host a conference call to discuss its operating results for its first quarter ended March 31, 2008.  The conference call will be held at 12:00 p.m. Eastern Time on Wednesday, May 14, 2008, and will be hosted by Stephen R. Roark, President of Jacobs Entertainment, Inc. and Ian M. Stewart, President of Pari-Mutuel Wagering Operations, along with other members of the JEI management team.

To participate in the JEI conference call on Wednesday, May 14, 2008, at 12:00 p.m. Eastern Time, please dial (800) 768-6544 and give confirmation code 8075413.  Please call 5-7 minutes before the call is to begin.

If you are unable to join the JEI conference call, you may access a replay of the call starting Wednesday, May 14, 2008 at 3:00 p.m. Eastern Time.  To access the replay, please dial 888-203-1112 and reference the confirmation code 8075413.  The replay will run until midnight Eastern Time, Wednesday, May 21, 2008.

Based in Golden, CO, Jacobs Entertainment is the owner and operator of The Lodge Casino at Black Hawk and the Gilpin Casino, both located in Black Hawk, Colorado; the Gold Dust West-Reno Casino in Reno, Nevada; the Gold Dust West-Carson City Casino in Carson City, Nevada; the Gold Dust West-Elko Casino in Elko, Nevada (the casino properties); Colonial Downs Racetrack in Virginia and nine related off-track wagering facilities located in Virginia; and 18 truck plaza video gaming facilities located in

Louisiana with a share in the gaming revenues of an additional truck plaza located in Louisiana.

Our business and financial performance are subject to a number of risks and uncertainties that might adversely affect our operating results in the future in a material way, such as the intensity of competition, our ability to meet debt obligations, regulatory compliance, taxation levels, effects of national and regional economic and market conditions, labor and marketing costs, success of our diversification plan and the successful integration of our operations.

-more-

JACOBS ENTERTAINMENT, INC.

FINANCIAL HIGHLIGHTS (unaudited)

(dollars in thousands)

SELECTED INCOME STATEMENT DATA

	Three Months Ended
	March 31,
	2008	2007

Revenues:
Total revenues	$95,558	$91,833
Promotional allowances	(8,515)	(7,211)
Net revenues	87,043	84,622

Costs and expenses	79,151	75,296

Operating income	7,892	9,326
Interest expense, net	(6,981)	(6,841)

NET INCOME	$911	$2,485

SELECTED BALANCE SHEET DATA

	March 31,	December 31,
	2008	2007

Total assets	$357,937	$355,798
Total liabilities	$328,547	$327,490
Stockholder’s equity	$29,390	$28,308

-more-

EBITDA represents earnings before interest, income taxes, depreciation and amortization and is a non-GAAP financial measure that management believes is useful because it allows holders of our debt and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner in addition to standard GAAP financial measures.  Management internally evaluates the performance of its segments using EBITDA measures as do most analysts following the gaming industry.  EBITDA is also a key component of certain financial covenants in the Company’s debt agreements.  This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States of America, such as net income, nor should it be considered as an indicator of our overall financial performance.  Our calculation of EBITDA may be different from the calculation used by other companies and comparability may be limited.

RECONCILIATION OF EBITDA TO NET INCOME

(dollars in thousands)

	Three Months Ended
	March 31,
	2008	2007
Net income as reported above	$911	$2,485
Add:
Interest expense, net	6,981	6,841
Depreciation and amortization	4,898	4,075
EBITDA	$12,790	$13,401

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